Exhibit 99.1

Acushnet Holdings Corp. Announces
First Quarter 2020 Financial Results

First Quarter 2020 Financial Results

•	First quarter net sales of $408.7 million, down 5.8% year over year, down 4.6% in constant currency

•	First quarter net income attributable to Acushnet Holdings Corp. of $8.9 million, down 74.5% year over year

•	First quarter Adjusted EBITDA of $52.8 million, down 17.8% year over year

FAIRHAVEN, MA – May 7, 2020 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet"), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three months ended March 31, 2020.
“As we report our first quarter earnings, I would like to first recognize the impact that the COVID-19 pandemic has had on our associates, their families, our trade partners and our communities. I am greatly appreciative of the entire Acushnet family’s resilience and agility,” stated David Maher, Acushnet’s President and Chief Executive Officer. “Since entering the golf ball business in 1932, Acushnet has confronted and withstood many great challenges thanks to the resolve and spirit of our caring associates. As this global health crisis developed, our teams quickly mobilized to create safe work environments and have been resolute in responding to the sudden business disruptions to preserve the Company’s market leadership positions.
“The first quarter of 2020 was off to a promising start across all segments and regions. Asia markets were impacted first by the crisis and are at varying stages of recovery, with Korea nearly fully recovered and other markets working their way towards recovery. North America and Europe were affected in March, and, as one would expect, our businesses there have been significantly impacted over the past six weeks with most golf shops and retail stores temporarily closed. Many of our distribution centers and production facilities remain either closed or are operating at limited capacity due to imposed regulations which are expected to ease over the next month.”
Mr. Maher continued, “In recent weeks, we are encouraged that the overwhelming majority of golf courses, both in the US and around the world, are re-opening for play with golf retail shops not far behind.   While the golf industry will clearly be disrupted throughout 2020, we are confident that the underlying fundamentals of the game, with its outdoor field of play and ease of social distancing, will position the game of golf on solid ground for the future.”

COVID-19 Update
As our fiscal first quarter 2020 ended on March 31, 2020, we had business disruptions to varying degrees across many regions. Our businesses in Asia were adversely impacted earlier in the quarter, with Korea nearly fully recovered and other markets working their way towards recovery. Our businesses in the United States, Europe, Canada and Australia began to see the impacts of the COVID-19 pandemic later in the quarter and continue to be adversely impacted. Coinciding with the government-ordered shutdown of non-essential businesses and restrictions on public gatherings, consumer demand for our products slowed significantly in March, particularly in the United States.
The COVID-19 pandemic has spread across multiple countries and resulted in government-ordered shutdowns of non-essential businesses, travel restrictions and restrictions on public gatherings. This has led to reduced consumer demand for golf-related products, the temporary closure of golf courses and the cancellation of professional golf tour events. We expect business disruptions as a result of the COVID-19 pandemic to continue to have a material impact on our business, results of operations, financial position and cash flows.

Summary of First Quarter 2020 Financial Results

	Three months ended March 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Net sales	$408.7	$433.7	$(25.0)	(5.8)%	$(19.8)	(4.6)%
Net income attributable to Acushnet Holdings Corp.	$8.9	$34.9	$(26.0)	(74.5)%
Adjusted EBITDA	$52.8	$64.2	$(11.4)	(17.8)%
Consolidated net sales for the quarter decreased by 5.8%. On a constant currency basis, consolidated net sales were down 4.6% due to a decrease of $24.1 million in Titleist golf ball sales and a decrease of $9.1 million in FootJoy golf wear, primarily as a result of the negative impact of the COVID-19 pandemic in the first quarter of 2020, as previously described. The remaining change in net sales was primarily due to the acquisition of KJUS during the third quarter of 2019. The results of KJUS have not been allocated to any of our reportable segments.
On a geographic basis, consolidated net sales in the United States decreased by 8.4% in the quarter. Overall, sales in the United States were lower as a result of the negative impact of the COVID-19 pandemic. Net sales were lower across all reportable segments, with Titleist golf balls sales down $17.3 million, FootJoy golf wear sales down $2.5 million and Titleist golf gear sales down $1.9 million. The remaining change in net sales was primarily due to the acquisition of KJUS during the third quarter of 2019.
Net sales in regions outside of the United States were also negatively impacted by the COVID-19 pandemic. Net sales in regions outside the United States were down 2.8% and down 0.2% on a constant currency basis. In EMEA, net sales increased primarily due to the acquisition of KJUS, offset by lower sales volumes of Titleist golf balls and FootJoy footwear. In Japan, net sales decreased primarily due to a decrease in sales of Titleist golf balls and FootJoy golf wear. In Korea, net sales increased due to increased sales across all categories with the exception of FootJoy golf wear. Sales in the rest of the world were lower as a result of a decrease in Titleist golf balls and FootJoy golf wear.
Segment specifics:

•
18.0% decrease in net sales (17.0% decrease on a constant currency basis) of Titleist golf balls. This decrease was as a result of lower sales volumes primarily due to the negative impact of the COVID-19 pandemic in the United States along with lower sales volumes of Pro V1 and Pro V1x golf balls, which were expected as these were in their second model year, partially offset by a sales volume increase of our newly-introduced performance models.

•
2.1% increase in net sales (3.0% increase on a constant currency basis) of Titleist golf clubs. This increase was due to higher sales volumes of our newly introduced SM8 wedges coupled with our Scotty Cameron Special Select putters launched in the first quarter of 2020. This increase was partially offset by the negative impact of the COVID-19 pandemic and lower sales volumes of drivers and fairways, which were in their second model year.

•
3.8% decrease in net sales (1.8% decrease on a constant currency basis) of Titleist golf gear. This decrease was primarily due to the negative impact of the COVID-19 pandemic on sales volumes in the United States and EMEA.

•
7.5% decrease in net sales (6.5% decrease on a constant currency basis) in FootJoy golf wear primarily due to sales volume decreases across all markets primarily due to the negative impact of the COVID-19 pandemic.

Net income attributable to Acushnet Holdings Corp. decreased by $26.0 million to $8.9 million, down 74.5% year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $52.8 million, down 17.8% year over year. Adjusted EBITDA margin was 12.9% for the first quarter versus 14.8% for the prior year period.

Cash Dividend and Share Repurchase
Acushnet's Board of Directors today declared a quarterly cash dividend in an amount of $0.155 per share of common stock. The dividend will be payable on June 19, 2020 to shareholders of record on June 5, 2020. The number of shares outstanding as of May 1, 2020 was 74,277,181.
During the first quarter, the Company repurchased 243,894 shares of common stock on the open market at an average price of $28.60 for an aggregate of $7.0 million. As reported previously, the Company has suspended stock repurchases in light of the COVID-19 pandemic. The Company has the ability to resume repurchases if it deems circumstances warrant.

2020 Outlook
Given the high degree of uncertainty related to the COVID-19 pandemic, we cannot reasonably estimate the impacts of the COVID-19 pandemic on our business in the future. As previously reported, the Company has withdrawn all previously issued fiscal 2020 guidance and the Company is not providing further guidance at this time.
Investor Conference Call
Acushnet will hold a conference call at 8:30 am (Eastern Time) on May 7, 2020 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.
About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2020 outlook, our operations, our financial performance and the impact of the COVID-19 pandemic on our business. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: the duration and impact of the COVID-19 pandemic, which may precipitate or exacerbate one or more of the following risks and uncertainties; a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic factors may affect the number of rounds of golf played and related spending on golf products; demographic factors may affect the number of golf participants and related spending on our products; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure raw materials or components of our products; a disruption in the operations of our suppliers; the cost of raw materials and components; currency transaction and translation risk; our ability to successfully manage the frequent introduction of new products or satisfy changing consumer preferences, quality and regulatory standards; our reliance on technical innovation and high-quality products; changes to the Rules of Golf with respect to equipment; our ability to adequately enforce and protect our intellectual property rights; involvement in lawsuits to protect, defend or enforce our intellectual property rights; our ability to prevent infringement of intellectual property rights by others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of golf balls, golf shoes and golf gloves; our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; seasonal fluctuations of our business; fluctuations of our business based on the timing of new product introductions; risks associated with doing business globally; compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, as well as federal, state and local policies and executive orders regarding the COVID-19 pandemic; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us or the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; the ability of our eCommerce systems to function effectively; impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; adequate levels of coverage of our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us and potential dilution of holders of our common stock; risks associated with acquisitions and investments; our estimates or judgments relating to our critical accounting estimates; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases, including the COVID-19 pandemic; our substantial leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; the ability of our controlling shareholder to control significant corporate activities, and our controlling shareholder’s interests may conflict with yours; our status as a controlled company; the market price of shares of our common stock; our ability to maintain effective internal controls over financial reporting; our ability to pay dividends; our status as a holding company; dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents and Delaware law; reports from securities analysts; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020 as it may be updated by our periodic reports subsequently filed with the SEC. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2020	2019
Net sales	$408,741	$433,702
Cost of goods sold	207,786	211,545
Gross profit	200,955	222,157
Operating expenses:
Selling, general and administrative	152,723	155,426
Research and development	13,220	12,751
Intangible amortization	1,956	1,753
Restructuring charges	11,628	—
Income from operations	21,428	52,227
Interest expense, net	4,123	4,883
Other expense (income), net	690	(970)
Income before income taxes	16,615	48,314
Income tax expense	7,640	12,275
Net income	8,975	36,039
Less: Net income attributable to noncontrolling interests	(98)	(1,113)
Net income attributable to Acushnet Holdings Corp.	$8,877	$34,926

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$0.12	$0.46
Diluted	0.12	0.46
Weighted average number of common shares:
Basic	74,545,280	76,006,989
Diluted	75,099,930	76,264,038

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2020	2019
Assets
Current assets
Cash and restricted cash ($15,724 and $8,514 attributable to the FootJoy golf shoe joint venture ("JV"))	$55,924	$34,184
Accounts receivable, net	309,196	215,428
Inventories ($8,591 and $11,958 attributable to the FootJoy JV)	364,935	398,368
Prepaid and other assets	99,423	94,838
Total current assets	829,478	742,818
Property, plant and equipment, net ($11,096 and $11,374 attributable to the FootJoy JV)	226,085	231,575
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	209,920	214,056
Intangible assets, net	478,579	480,794
Deferred income taxes	68,404	70,541
Other assets ($2,489 and $2,517 attributable to the FootJoy JV)	75,233	77,265
Total assets	$1,887,699	$1,817,049
Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity
Current liabilities
Short-term debt	$174,809	$54,123
Current portion of long-term debt	17,500	17,500
Accounts payable ($9,989 and $8,360 attributable to the FootJoy JV)	96,013	102,335
Accrued taxes	32,747	36,032
Accrued compensation and benefits ($2,789 and $3,542 attributable to the FootJoy JV)	59,335	72,465
Accrued expenses and other liabilities ($3,591 and $4,468 attributable to the FootJoy JV)	85,983	76,663
Total current liabilities	466,387	359,118
Long-term debt	326,674	330,701
Deferred income taxes	4,010	4,837
Accrued pension and other postretirement benefits	119,705	118,852
Other noncurrent liabilities ($5,150 and $5,202 attributable to the FootJoy JV)	51,813	51,908
Total liabilities	968,589	865,416
Redeemable noncontrolling interest	546	807
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 75,648,553 and 75,619,587 shares issued	76	76
Additional paid-in capital	912,162	910,507
Accumulated other comprehensive loss, net of tax	(129,659)	(112,028)
Retained earnings	148,181	151,039
Treasury stock, at cost; 1,671,754 shares and 1,183,966 shares (including 299,894 and 56,000 of accrued share repurchases)	(45,106)	(31,154)
Total equity attributable to Acushnet Holdings Corp.	885,654	918,440
Noncontrolling interests	32,910	32,386
Total shareholders' equity	918,564	950,826
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,887,699	$1,817,049

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net income	$8,975	$36,039
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	10,269	9,797
Unrealized foreign exchange gains	(200)	(61)
Amortization of debt issuance costs	213	369
Share-based compensation	2,187	1,785
Gain on disposals of property, plant and equipment	(2)	—
Deferred income taxes	(1,194)	5,889
Changes in operating assets and liabilities	(92,760)	(143,883)
Cash flows used in operating activities	(72,512)	(90,065)
Cash flows from investing activities
Additions to property, plant and equipment	(5,741)	(5,462)
Cash flows used in investing activities	(5,741)	(5,462)
Cash flows from financing activities
Proceeds from short-term borrowings, net	125,133	140,778
Repayments of term loan facility	(4,375)	—
Repayments of delayed draw term loan A facility	—	(1,875)
Repayment of term loan A facility	—	(7,031)
Purchases of common stock	(6,976)	—
Debt issuance costs	(14)	—
Dividends paid on common stock	(11,521)	(11,872)
Payment of employee restricted stock tax withholdings	(380)	(10,924)
Cash flows provided by financing activities	101,867	109,076
Effect of foreign exchange rate changes on cash and restricted cash	(1,874)	314
Net increase in cash and restricted cash	21,740	13,863
Cash and restricted cash, beginning of year	34,184	31,014
Cash and restricted cash, end of period	$55,924	$44,877

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
First Quarter Net Sales by Segment

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Titleist golf balls	$116.2	$141.7	$(25.5)	(18.0)%	$(24.1)	(17.0)%
Titleist golf clubs	93.2	91.3	1.9	2.1%	2.7	3.0%
Titleist golf gear	43.5	45.2	(1.7)	(3.8)%	(0.8)	(1.8)%
FootJoy golf wear	130.4	141.0	(10.6)	(7.5)%	(9.1)	(6.5)%
First Quarter Net Sales by Region

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
United States	$211.0	$230.4	$(19.4)	(8.4)%	$(19.4)	(8.4)%
EMEA	74.7	71.1	3.6	5.1%	5.3	7.5%
Japan	37.6	40.7	(3.1)	(7.6)%	(3.8)	(9.3)%
Korea	50.4	49.0	1.4	2.9%	4.5	9.2%
Rest of world	35.0	42.5	(7.5)	(17.6)%	(6.4)	(15.1)%
Total net sales	$408.7	$433.7	$(25.0)	(5.8)%	$(19.8)	(4.6)%

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for interest expense, net, income tax expense, depreciation and amortization and other items defined in the agreement, including: share-based compensation expense; restructuring charges; certain transaction fees; extraordinary, unusual or non-recurring losses or charges; indemnification expense (income); executive pension settlement; certain other non-cash (gains) losses, net and the net income relating to noncontrolling interests. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement.
We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business.
We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended
	March 31,
	2020	2019
Net income attributable to Acushnet Holdings Corp.	$8,877	$34,926
Interest expense, net	4,123	4,883
Income tax expense	7,640	12,275
Depreciation and amortization	10,269	9,797
Share-based compensation	2,187	1,785
Restructuring charges (1)	11,628	—
Other extraordinary, unusual or non-recurring items, net (2)	7,986	(554)
Net income attributable to noncontrolling interests	98	1,113
Adjusted EBITDA	$52,808	$64,225
Adjusted EBITDA margin	12.9%	14.8%
_______________________________________________________________________________________

(1)	Relates to severance and other charges associated with management's approved restructuring program to refine its business model and improve operational efficiencies.

(2)
Includes salaries and benefits paid for associates who could not work due to government mandated shutdowns, fringe benefits paid for furloughed associates, spoiled raw materials, incremental costs to support remote work and the cost of additional health and safety equipment of $7.5 million during the three months ended March 31, 2020 and $0.5 million and $(0.6) million of non-cash indemnification expense (income) related to obligations owed to us and other non-cash (gains) losses, net that are included when calculating net income attributable to Acushnet Holdings Corp. during the three months ended March 31, 2020 and 2019, respectively.